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                                                                     Exhibit 5.1



September 3, 2004


Wheeling-Pittsburgh Corporation
1134 Market Street
Wheeling, West Virginia 26003

Ladies and Gentlemen:

         We have acted as counsel to Wheeling-Pittsburgh Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (File No. 333-116990) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") for the registration of an aggregate 4,197,500 shares of common stock, par value $.01 per share of the Company (the "Common Stock"), including the offering by the Company of up to 3,172,398 shares of Common Stock (the "Company Shares"), including up to an aggregate of 547,500 shares of Common Stock as to which the underwriters will have an option to purchase from the Company solely for the purpose of covering over-allotments, and 477,602 shares of Common Stock (collectively, the "Selling Stockholders' Shares") by the selling stockholders identified therein.

         You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company's Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, and the corporate action of the Company that provides for the issuance of the Company Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company.

         Our opinion set forth below is limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

         Based upon and subject to the foregoing, it is our opinion that (i) the Company Shares are duly authorized for issuance by the Company and, when issued and paid for as described in the Prospectus included in the Registration Statement, will be validly issued, fully paid, and non-assessable and (ii) the Selling Stockholders' Shares are duly authorized and have been validly issued and are fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Matters." In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

                                     Yours truly,



                                     /s/ Kirkpatrick & Lockhart LLP